News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp Reports Nine-Month Net Income Up 20.8%:
Third Quarter Net Income Advances 21.2%

Our mission is uncompromising…
          …to be the Premier Community Bank in every community we serve

VINELAND, NJ, October 15, 2007 – Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $5.9 million, or $.26 per share, up 21.2% for the quarter ended September 30, 2007, compared to net income of $4.9 million, or $.22 per share, for the third quarter 2006. The current quarter includes charges of approximately $435,000 (pre-tax), or $.01 per share. The charges represent approximately $250,000 to write-off unamortized issuance costs relating to the call of Sun Trust IV trust preferred securities and $185,000 related to several branch consolidations during the quarter.
For the nine months ended September 30, 2007, the Company reported net income of
$15.5 million, or $.68 per share, compared to $12.8 million, or $.58 per share, in the prior period – an increase of 20.8%. Net income for nine months ended September 30, 2007 includes net charges of approximately $2.1 million (pre-tax), or $.06 per share. The charges were a result of $2.4 million of severance related expenses, $791,000 write-off to unamortized issuance costs relating the call of Sun Trust III and Sun Trust IV trust preferred securities, $185,000 of branch consolidation costs, and an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment, offset by a net gain of $1.4 million realized in the first quarter from the sale of branches. The prior year comparable period included severance related expenses of $500,000 (pre-tax), or $.02 per share.

--more--

Sun Bancorp 3Q 2007 – page two
“Our financial performance during the third quarter and for the first nine months has been consistent and is tracking essentially as planned,” said Sidney R. Brown, acting president and chief executive officer of Sun Bancorp, Inc. “Loan production was steady with a solid pipeline, although prepayments still continue to have an impact primarily on real estate-related loans. Deposit growth continued to be steady as we managed deposit costs down, contributing to improvements in the net interest margin on a linked quarter and comparable year-to-date basis. We are also pleased to report that the efficiency ratio broke below the 70% level for the first time in recent history. Needless to say, we will be focused on continuing to improve it.”
“The board of directors of Sun Bancorp has appointed A. Bruce Dansbury as the company’s permanent chief operating officer,” added Brown. “He has been serving as executive vice president and interim chief operating officer, managing Sun National Bank’s daily operations and reporting to the board. In this role, he oversees the bank’s senior executive team and focuses on strategic and tactical decisions to continue delivering competitive products and services to Sun’s customer base. He also serves as the bank’s senior credit officer and chief credit policy officer, a position in which he is responsible for Sun’s credit products and policies, as well as providing senior-level review and management of Sun’s credit portfolio.”
The following is an overview of the key financial highlights for the quarter:
•	Total assets were $3.296 billion at September 30, 2007, compared to $3.264 billion at September 30, 2006 and $3.326 billion at June 30, 2007.
•
Total loans before allowance for loan losses were $2.473 billion at September 30, 2007, an increase of $121.6 million, or 5.2% over total loans at September 30, 2006. Linked quarter loan growth normalized for prepayments of about $25.0 million during the quarter approximated 2.1%. Total loan growth over year end 2006 normalized for prepayments and a branch sale approximates 10.0%.

•
Total non-performing assets of $22.2 million at September 30, 2007, or .90%, of total gross loans and real estate owned, compares to $16.5 million, or .67%, at June 30, 2007, and $15.2 million, or .64%, at December 31, 2006.  Non-accrual loans increased $3.7 million over linked quarter primarily as a result of a $2.5 million loan to a single borrower which is adequately collateralized.  Loans past due 90 days and accruing increased $1.7 million over linked quarter due primarily to two loans that are expected to be paid in full early in the fourth quarter.

--more--

Sun Bancorp 3Q 2007 – page three
•
Total deposits were $2.682 billion at September 30, 2007, an increase of $45.3 million, or 1.7%, over deposits at September 30, 2006. Deposit growth normalized for branch sales was 3.2% for the same period. Average total deposits decreased over the linked quarter 1.5% primarily in certificates of deposit, which was consistent with the Company’s funding strategy.

•
Net interest income (tax-equivalent basis) of $25.8 million for the quarter compares to $25.2 million for the comparable prior year period and $23.9 million for the linked second quarter. The net interest margin reported of 3.49% for the quarter is normalized at 3.53% to reflect the $250,000 of unamortized issuance costs of redeemed trust preferred securities during the quarter. The linked quarter net interest margin reported at 3.19% is also normalized at 3.26% to reflect the $541,000 write-off of unamortized issuance costs of redeemed trust preferred securities during the quarter. The net interest margin reported for the nine months ended September 30, 2007 of 3.34% is normalized at 3.37% and compares to net interest margin of 3.46% for the comparable prior year period. The linked quarter margin improvement reflects a net spread increase of 30 basis points. This increase is due to an increase in the interest-earning assets yield of 15 basis points and a decrease of 15 basis points in the cost of interest-bearing liabilities.

•
Total operating non-interest income for the quarter of $6.0 million increased $743,000, or 14.1%, over the comparable prior year period and decreased 4.5% over the linked quarter. The primary increase year-over-year was attributable to increases in service charges on deposit accounts of $397,000, or 12.5%.  The linked quarter decrease is primarily due to a reduction in derivative product volume resulting from lower market interest rates.

•
Total operating non-interest expenses for the nine months ended September 30, 2007 of $64.7 million decreased $2.3 million, or 3.4%, over the comparable prior year period. The primary decreases are salaries and employee benefits of $1.4 million, or 4.0%, and occupancy and equipment expenses of $717,000, or 4.9%. FDIC expense for the nine months ended September 30, 2007 increased $585,000 over the comparable prior year period due to the FDIC reform legislation effective for 2007. Total operating non-interest expenses for the quarter of $21.7 million increased $171,000, or .80%, over the third quarter 2006 and decreased $147,000 over the linked second quarter.

--more--

Sun Bancorp 3Q 2007 – page four
The Company continues to focus on its profitability enhancement initiatives with particular emphasis on expense savings. The Company achieved a record low 69.4% efficiency ratio for the quarter, which compares to 71.3% for the prior year and 73.8% for the linked second quarter.
The Company will hold its regular quarterly conference call on Tuesday, October 16, 2007 at 11:30 a.m. (ET). Participants may call 1-800-391-2548 and give the verbal password: vi53385. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for two weeks following the call.
Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 70 branch locations in Southern and Central New Jersey and New Castle County, Delaware. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

--more--

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Profitability for the period:
Net interest income	$25,455	$24,999	$73,338	$74,533
Provision for loan losses	1,260	1,317	2,960	2,817
Non-interest income	6,011	5,268	19,333	14,734
Non-interest expense	21,846	21,590	67,435	67,504
Income before income taxes	8,360	7,360	22,276	18,946
Net income	$5,885	$4,857	$15,482	$12,820

Financial ratios:
Return on average assets (1)	0.71%	0.60%	0.62%	0.53%
Return on average equity (1)	6.54%	5.86%	5.85%	5.29%
Return on average tangible equity (1),(2)	11.39%	11.27%	10.42%	10.28%
Net interest margin (1)	3.49%	3.51%	3.34%	3.46%
Efficiency ratio	69.43%	71.33%	72.77%	75.62%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	68.30%	71.00%	70.56%	75.16%

Earnings per common share (4):
Basic	$0.27	$0.23	$0.71	$0.60
Diluted	$0.26	$0.22	$0.68	$0.58

Average equity to average assets	10.93%	10.30%	10.65%	10.00%

	September 30,		December 31,
	2007	2006	2006
At period-end:
Total assets	$3,295,576	$3,264,417	$3,325,563
Total deposits	2,682,286	2,636,954	2,667,997
Loans receivable, net of allowance for loan losses	2,446,267	2,325,259	2,339,584
Investments	459,450	528,507	525,122
Borrowings	131,537	165,649	160,622
Junior subordinated debentures	97,941	108,250	108,250
Shareholders’ equity	361,645	335,849	342,227

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.07%	1.10%	1.08%
Non-performing assets to gross loans and real estate owned	0.90%	0.63%	0.64%
Allowance for loan losses to non-performing loans	127.11%	182.37%	175.50%

Total capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	11.84%	11.87%	11.89%
Sun National Bank	10.96%	10.59%	10.57%
Tier 1 capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	10.87%	10.87%	10.91%
Sun National Bank	9.99%	9.58%	9.59%
Leverage ratio (5)
Sun Bancorp, Inc.	9.79%	9.41%	9.40%
Sun National Bank	8.93%	8.31%	8.28%

Book value	$16.48	$15.64	$15.89
Tangible book value	$9.53	$8.27	$8.62

(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.  Net interest income for the three and nine months ended September 30, 2007 excludes the write-off of $250,000 and $791,000, respectively, of unamortized costs on redeemed trust preferred securities.  Non-interest expense for the three and nine months ended September 30, 2007 excludes $185,000 related to several branch consolidations.  In addition, non-interest expense for the nine months ended September 30, 2007 excludes $124,000 resulting from the early extinguishment of an FHLB borrowing and $2.4 million of severance related expenses as compared to $500,000 of severance related expenses for the same period in 2006. Non-interest expense for the three months ended September 30, 2006 excludes $100,000 of severance related expenses. Non-interest income for the nine months ended September 30, 2007 excludes a net gain of $1.4 million from the sale of branches.

(4) Data is adjusted for a 5% stock dividend declared in April 2007.
(5) September 30, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	September 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$68,044	$74,991
Interest-earning bank balances	4,020	48,066
Federal funds sold	17,475	47,043
Cash and cash equivalents	89,539	170,100
Investment securities available for sale (amortized cost - $425,121 and $488,007 at September 30, 2007 and December 31, 2006, respectively)	422,341	481,952
Investment securities held to maturity (estimated fair value - $19,774 and $24,846 at September 30, 2007 and December 31, 2006, respectively)	20,202	25,441
Loans receivable (net of allowance for loan losses - $26,340 and $25,658 at September 30, 2007 and December 31, 2006, respectively)	2,446,267	2,339,584
Restricted equity investments	16,907	17,729
Bank properties and equipment, net	45,453	42,292
Real estate owned, net	1,449	600
Accrued interest receivable	18,300	17,419
Goodwill	127,935	128,117
Intangible assets, net	24,656	28,570
Deferred taxes, net	3,416	3,939
Bank owned life insurance	65,607	57,370
Other assets	13,504	12,450
Total assets	$3,295,576	$3,325,563

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,682,286	$2,667,997
Advances from the Federal Home Loan Bank (FHLB)	64,763	103,560
Securities sold under agreements to repurchase - FHLB	15,000	-
Securities sold under agreements to repurchase - customers	46,499	51,740
Obligation under capital lease	5,275	5,322
Junior subordinated debentures	97,941	108,250
Other liabilities	22,167	46,467
Total liabilities	2,933,931	2,983,336

SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 22,484,789 and 20,507,549 issued and outstanding September 30, 2007 and December 31, 2006, respectively	22,485	20,508
Additional paid-in capital	333,993	304,857
Retained earnings	16,468	20,794
Accumulated other comprehensive loss	(2,669)	(3,932)
Treasury stock at cost, 542,978 shares at September 30, 2007	(8,632)	-
Total shareholders’ equity	361,645	342,227
Total liabilities and shareholders’ equity	$3,295,576	$3,325,563

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$44,262	$41,576	$130,776	$117,885
Interest on taxable investment securities	4,401	4,351	13,435	14,943
Interest on non-taxable investment securities	699	450	2,090	1,047
Dividends on restricted equity investments	284	285	831	861
Interest on federal funds sold	376	166	1,639	678
Total interest income	50,022	46,828	148,771	135,414
INTEREST EXPENSE
Interest on deposits	21,130	17,479	64,041	47,090
Interest on borrowed funds	1,382	2,153	4,711	7,574
Interest on junior subordinated debentures	2,055	2,197	6,681	6,217
Total interest expense	24,567	21,829	75,433	60,881
Net interest income	25,455	24,999	73,338	74,533
PROVISION FOR LOAN LOSSES	1,260	1,317	2,960	2,817
Net interest income after provision for loan losses	24,195	23,682	70,378	71,716
NON-INTEREST INCOME
Service charges on deposit accounts	3,585	3,188	10,266	7,934
Other service charges	75	80	222	238
Net gain on sale of branches	-	-	1,443	-
Net gain on sale of bank property & equipment	-	-	12	-
Loss on sale of investment securities	-	-	-	(20)
Gain on sale of loans	392	220	1,347	664
Net gain on derivative instruments	297	154	1,056	978
Other	1,662	1,626	4,987	4,940
Total non-interest income	6,011	5,268	19,333	14,734
NON-INTEREST EXPENSE
Salaries and employee benefits	10,816	10,650	34,428	34,237
Occupancy expense	2,932	2,982	8,661	8,775
Equipment expense	1,732	1,945	5,512	5,956
Amortization of intangible expenses	1,177	1,193	3,537	3,574
Data processing expense	1,063	1,226	3,171	3,388
Advertising expense	415	303	1,397	1,276
Other	3,711	3,291	10,729	10,298
Total non-interest expense	21,846	21,590	67,435	67,504
INCOME BEFORE INCOME TAXES	8,360	7,360	22,276	18,946
INCOME TAXES	2,475	2,503	6,794	6,126
NET INCOME	$5,885	$4,857	$15,482	$12,820

Basic earnings per share (1)	$0.27	$0.23	$0.71	$0.60
Diluted earnings per share (1)	$0.26	$0.22	$0.68	$0.58

(1) Data is adjusted for a 5% stock dividend declared in April 2007.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2007	2007	2007	2006	2006
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Loans:
Commercial and industrial	$1,990,027	$1,985,584	$1,972,491	$1,925,103	$1,927,964
Home equity	258,991	245,283	234,982	232,321	222,473
Second mortgage	79,464	79,120	76,449	77,337	78,251
Residential real estate	54,601	47,101	38,798	38,418	33,460
Other	89,524	90,173	91,774	92,063	88,896
Total gross loans	2,472,607	2,447,261	2,414,494	2,365,242	2,351,044
Allowance for loan losses	(26,340)	(26,079)	(26,027)	(25,658)	(25,785)
Net loans	2,446,267	2,421,182	2,388,467	2,339,584	2,325,259
Goodwill	127,935	127,936	127,936	128,117	128,351
Intangible assets, net	24,656	25,833	27,011	28,570	29,762
Total assets	3,295,576	3,324,633	3,326,681	3,325,563	3,264,417
Total deposits	2,682,286	2,725,747	2,694,304	2,667,997	2,636,954
Advances from the Federal Home Loan Bank (FHLB)	64,763	66,029	100,481	103,560	108,889
Federal funds purchased	-	-	1,500	-	-
Securities sold under agreements to repurchase – FHLB	15,000	-	-	-	-
Securities sold under agreements to repurchase – customers	46,499	44,612	42,511	51,740	51,423
Obligation under capital lease	5,275	5,291	5,307	5,322	5,337
Junior subordinated debentures	97,941	97,941	108,250	108,250	108,250
Total shareholders’ equity	361,645	355,758	348,595	342,227	335,849
Quarterly average balance sheet:
Loans:
Commercial and industrial	$1,981,778	$1,978,175	$1,956,190	$1,937,580	$1,902,279
Home equity	250,474	240,150	233,837	229,002	213,888
Second mortgage	78,643	77,442	76,167	77,593	77,500
Residential real estate	49,635	39,193	37,710	35,323	27,443
Other	89,566	91,578	92,705	90,358	87,071
Total gross loans	2,450,096	2,426,538	2,396,609	2,369,856	2,308,181
Securities and other interest-earning assets	509,016	577,669	560,574	578,983	570,366
Total interest-earning assets	2,959,112	3,004,207	2,957,183	2,948,839	2,878,547
Total assets	3,292,687	3,341,506	3,302,913	3,288,123	3,216,807
Non-interest-bearing demand deposits	462,173	458,851	458,201	480,339	498,416
Total deposits	2,682,879	2,724,554	2,664,668	2,648,713	2,580,973
Total interest-bearing liabilities	2,445,187	2,501,896	2,466,678	2,445,320	2,370,114
Total shareholders' equity	359,949	353,280	344,717	339,839	331,282

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.84%	11.80%	11.98%	11.89%	11.87%
Sun National Bank	10.96%	10.74%	10.63%	10.57%	10.59%
Tier I Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	10.87%	10.83%	11.00%	10.91%	10.87%
Sun National Bank	9.99%	9.77%	9.65%	9.59%	9.58%
Leverage Ratio(1):
Sun Bancorp, Inc.	9.79%	9.46%	9.57%	9.40%	9.41%
Sun National Bank	8.93%	8.54%	8.40%	8.28%	8.31%

Average equity to average assets	10.93%	10.57%	10.44%	10.34%	10.30%
Allowance for loan losses to total gross loans	1.07%	1.07%	1.08%	1.08%	1.10%
Non-performing assets to total gross loans and real estate owned	0.90%	0.67%	0.63%	0.64%	0.63%
Allowance for loan losses to non-performing loans	127.11%	169.98%	177.14%	175.50%	182.37%

Other data:
Net charge-offs	$(999)	$(898)	$(381)	$(1,117)	$(212)
Non-performing assets:
Non-accrual loans	$18,157	$14,505	$14,147	$14,322	$14,073
Loans past due 90 days and accruing	2,565	837	546	298	66
Real estate owned, net	1,449	1,165	600	600	600
Total non-performing assets	$22,171	$16,507	$15,293	$15,220	$14,739
(1) September 30, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2007	2007	2007	2006	2006
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$50,406	$50,049	$49,441	$48,807	$47,069
Interest expense	24,567	26,108	24,758	23,991	21,829
Tax-equivalent net interest income	25,839	23,941	24,683	24,816	25,240
Tax-equivalent adjustment	384	391	350	271	241
Provision for loan losses	1,260	950	750	990	1,317
Non-interest income, excluding loss on sale of investment securities, net gain on sale of branches and net gain (loss) on sale or disposal of bank property and equipment	6,011	6,293	5,574	5,343	5,268
Loss on sale of investment securities	-	-	-	(1)	-
Net gain on sale of branches	-	-	1,443	-	-
Net gain (loss) on sale or disposal of bank property & equipment	-	12	-	(330)	-
Non-interest expense, excluding amortization of intangible assets	20,669	20,840	22,389	20,696	20,397
Amortization of intangible assets	1,177	1,178	1,182	1,193	1,193
Income before income taxes	8,360	6,887	7,029	6,678	7,360
Income tax expense	2,475	1,975	2,344	2,224	2,503
Net income	$5,885	$4,912	$4,685	$4,454	$4,857
Financial ratios:
Return on average assets(1)	0.71%	0.59%	0.57%	0.54%	0.60%
Return on average equity(1)	6.54%	5.56%	5.44%	5.24%	5.86%
Return on average tangible equity(1),(2)	11.39%	9.88%	9.93%	9.78%	11.27%
Net interest margin(1)	3.49%	3.19%	3.34%	3.37%	3.51%
Efficiency ratio	69.43%	73.75%	75.19%	74.06%	71.33%
Efficiency ratio, excluding non-operating income and non-operating expense	68.30%	71.77%	71.07%	70.78%	71.00%
Per share date:
Earnings per common share(3):
Basic	$0.27	$0.23	$0.22	$0.21	$0.23
Diluted	$0.26	$0.22	$0.21	$0.20	$0.22
Book value	$16.48	$16.21	$16.16	$15.89	$15.64
Tangible book value	$9.53	$9.21	$8.98	$8.62	$8.27
Average basic shares	22,045,407	21,738,367	21,547,912	21,504,499	21,452,781
Average diluted shares	22,735,620	22,670,769	22,596,591	22,602,237	22,451,890
Operating non-interest income:
Service charges on deposit accounts	$3,585	$3,552	$3,129	$3,183	$3,188
Other service charges	75	75	72	73	80
Gain on sale of loans	392	447	508	463	220
Net gain on derivative instruments	297	525	234	200	154
Other	1,662	1,694	1,631	1,424	1,626
Total operating non-interest income	6,011	6,293	5,574	5,343	5,268
Non-operating income(4):
Loss on sale of investment securities	-	-	-	(1)	-
Net gain on sale of branches	-	-	1,443	-	-
Net gain (loss) on sale or disposal of bank property & equipment	-	12	-	(330)	-
Total non-operating income	-	12	1,443	(331)	-
Total non-interest income	$6,011	$6,305	$7,017	$5,012	$5,268
Operating non-interest expense:
Salaries and employee benefits	$10,816	$10,937	$10,626	$10,602	$10,550
Occupancy expense	2,773	2,717	3,012	2,876	2,982
Equipment expense	1,732	1,829	1,951	1,960	1,945
Amortization of intangible assets	1,177	1,178	1,182	1,193	1,193
Data processing expense	1,063	1,100	1,008	895	1,226
Advertising expense	415	509	473	407	303
Other expenses	3,685	3,538	3,002	3,221	3,291
Total operating non-interest expense	21,661	21,808	21,254	21,154	21,490
Non-operating expense(4):
Lease buy-out expenses and other branch rationalization charges	185	-	-	495	-
Severance and other related expenses	-	86	2,317	240	100
Early extinguishment of borrowings	-	124	-	-	-
Total non-operating expense	185	210	2,317	735	100
Total non-interest expense	$21,846	$22,018	$23,571	$21,889	$21,590

(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2007.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended September 30, 2007			For the Three Months Ended September 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,981,778	$36,136	7.29%	$1,902,279	$34,339	7.22%
Home equity	250,474	4,063	6.49	213,888	3,584	6.70
Second mortgage	78,643	1,289	6.56	77,500	1,237	6.38
Residential real estate	49,635	977	7.87	27,443	563	8.21
Other	89,566	1,797	8.03	87,071	1,853	8.51
Total loans receivable	2,450,096	44,262	7.23	2,308,181	41,576	7.20
Investment securities(3)	468,653	5,573	4.76	548,293	5,224	3.81
Interest-earning bank balances	10,881	195	7.17	8,348	103	4.94
Federal funds sold	29,482	376	5.10	13,725	166	4.84
Total interest-earning assets	2,959,112	50,406	6.81	2,878,547	47,069	6.54
Cash and due from banks	67,334			82,480
Bank properties and equipment, net	44,666			43,032
Goodwill and intangible assets, net	153,326			158,856
Other assets	68,249			53,892
Total non-interest-earning assets	333,575			338,260
Total assets	$3,292,687			$3,216,807

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$748,076	5,484	2.93%	$809,798	5,979	2.95%
Savings deposits	466,427	3,509	3.01	352,027	1,618	1.84
Time deposits	1,006,203	12,137	4.82	920,732	9,882	4.29
Total interest-bearing deposit accounts	2,220,706	21,130	3.81	2,082,557	17,479	3.36
Borrowed money:
Federal funds purchased	2,028	30	5.92	4,549	67	5.89
Securities sold under agreements to repurchase – customers	41,868	469	4.48	45,117	515	4.57
FHLB advances	76,916	787	4.09	124,299	1,474	4.74
Junior subordinated debentures	98,389	2,055	8.35	108,250	2,197	8.12
Obligation under capital lease	5,280	96	7.27	5,342	97	7.26
Total borrowings	224,481	3,437	6.12	287,557	4,350	6.05
Total interest-bearing liabilities	2,445,187	24,567	4.02	2,370,114	21,829	3.68
Non-interest-bearing demand deposits	462,173			498,416
Other liabilities	25,378			16,995
Total non-interest-bearing liabilities	487,551			515,411
Total liabilities	2,932,738			2,885,525
Shareholders’ equity	359,949			331,282
Total liabilities and shareholders’ equity	$3,292,687			$3,216,807

Net interest income		$25,839			$25,240
Interest rate spread(4)			2.79%			2.86%
Net interest margin(5)			3.49%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.02%			121.45%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Nine Months Ended September 30, 2007			For the Nine Months Ended September 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,972,141	$107,288	7.25%	$1,861,231	$97,933	7.02%
Home equity	241,548	11,833	6.53	192,997	9,503	6.57
Second mortgage	77,426	3,717	6.40	73,035	3,404	6.21
Residential real estate	42,223	2,481	7.83	28,559	1,773	8.28
Other	91,272	5,457	7.97	85,206	5,272	8.25
Total loans receivable	2,424,610	130,776	7.19	2,241,028	117,885	7.01
Investment securities(3)	491,980	16,909	4.58	622,732	17,035	3.65
Interest-earning bank balances	15,206	572	5.02	10,549	377	4.77
Federal funds sold	41,712	1,639	5.24	19,377	678	4.67
Total interest-earning assets	2,973,508	149,896	6.72	2,893,686	135,975	6.27
Cash and due from banks	70,578			80,609
Bank properties and equipment, net	43,350			43,316
Goodwill and intangible assets, net	154,567			156,872
Other assets	70,328			56,428
Total non-interest-earning assets	338,823			337,225
Total assets	$3,312,331			$3,230,911

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$750,186	17,292	3.07%	$851,604	17,215	2.70%
Savings deposits	457,982	10,110	2.94	356,177	4,268	1.60
Time deposits	1,022,843	36,639	4.78	864,380	25,607	3.95
Total interest-bearing deposit accounts	2,231,011	64,041	3.83	2,072,161	47,090	3.03
Borrowed money:
Federal funds purchased	982	43	5.84	5,667	229	5.39
Securities sold under agreements to repurchase – customers	43,390	1,495	4.59	42,346	1,343	4.23
FHLB advances	88,024	2,883	4.37	160,347	5,578	4.64
Junior subordinated debentures	102,472	6,681	8.69	106,437	6,217	7.79
Obligation under capital lease	5,296	290	7.30	5,366	424	7.29
Total borrowings	240,164	11,392	6.32	320,163	13,791	5.74
Total interest-bearing liabilities	2,471,175	75,433	4.07	2,392,324	60,881	3.39
Non-interest-bearing demand deposits	459,756			499,257
Other liabilities	28,696			16,242
Total non-interest-bearing liabilities	488,452			515,499
Total liabilities	2,959,627			2,907,823
Shareholders’ equity	352,704			323,088
Total liabilities and shareholders’ equity	$3,312,331			$3,230,911

Net interest income		$74,463			$75,094
Interest rate spread(4)			2.65%			2.88%
Net interest margin(5)			3.34%			3.46%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.33%			120.96%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.